UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant | X |

Filed by a Party other than the Registrant |__|

Check the appropriate box:

|__|	Preliminary Proxy Statement
|__|	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X |	Definitive Proxy Statement
|__|	Definitive Additional Materials
|__|	Soliciting Material Pursuant to 240.14a-12

First National Community Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required.
|__|	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|__|	Fee paid previously with preliminary materials:

|__|          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
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FIRST NATIONAL COMMUNITY BANCORP, INC.

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

MAY 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST NATIONAL COMMUNITY BANCORP, INC.

The undersigned hereby appoints Frank Caputo, Paul Latzanich and William Sharkey, and each or any of them, proxies of the undersigned with full power of substitution to vote all of the shares of First National Community Bancorp, Inc. that the undersigned may be entitled to vote at First National Community Bancorp, Inc.’s Annual Meeting of Shareholders, to be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Wednesday, May 16, 2007, at 9:00 a.m., prevailing time, and at any adjournment or postponement of the meeting as follows:

1.	ELECTION OF DIRECTORS: To elect four Class C Directors to serve for a three year term and until their successors are elected and qualified.

NOMINEES:

Joseph Coccia

William P. Conaboy

Dominick L. DeNaples

John P. Moses

________ FOR all nominees (except as indicated to the contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

________________________________________________________________

_________AGAINST all nominees

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

2.

RATIFICATION OF AUDITORS: To ratify the Audit Committee’s selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey as the auditors of the company for the year ending December 31, 2007.

_________ FOR

_________ AGAINST

_________ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

3.	In their discretion, the proxies are authorized to vote upon such other business properly presented at the annual meeting and any adjournment or other postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Dated: ______________________2007

Signed: _________________________

__________________________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO REGISTRAR AND TRANSFER COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

I (We) do _____ do not _____ expect to attend the annual meeting.

PROXY VOTING INSTRUCTIONS

Stockholders of record have four ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet; or
4.	By voting in person at the meeting.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 16, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 16, 2007: _______________________	Anytime prior to 3 a.m., May 16,2007 go to https://www.proxyvotenow.com/fncb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

FIRST NATIONAL COMMUNITY BANCORP, INC.

102 East Drinker Street

Dunmore, Pennsylvania 18512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the 2007 Annual Meeting of Shareholders of First National Community Bancorp, Inc. will be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Wednesday, May 16, 2007 at 9:00 a.m., prevailing time, to consider and vote upon the following matters:

1.	To elect four Class C Directors to serve for a three-year term and until their successors are elected and qualified;

2.	To ratify the Audit Committee’s selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey, as the auditors of the company for the year ending December 31, 2007; and

3.	To transact any other business properly presented at the annual meeting and any adjournment or postponement of the meeting.

The Board of Directors fixed March 30, 2007, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Please refer to the attached proxy statement and the 2006 Annual Report to Shareholders. You may obtain a copy of the annual report to shareholders on Form 10-K including the financial statements and exhibits for the 2006 fiscal year at no cost by contacting William S. Lance, Treasurer, 102 East Drinker Street, Dunmore, Pennsylvania 18512. Copies of the company's first quarter 2007 financial information, as required to be filed on Form 10-Q, will also be available at no cost from William S. Lance on or after May 10, 2007.

PLEASE MARK, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

J. David Lombardi, President and Chief Executive Officer

Dunmore, Pennsylvania

April 13, 2007

FIRST NATIONAL COMMUNITY BANCORP, INC.

102 EAST DRINKER STREET

DUNMORE, PENNSYLVANIA 18512

OTC BB TRADING SYMBOL:      FNCB

PROXY STATEMENT

FOR THE

2007 ANNUAL MEETING OF SHAREHOLDERS

Mailed to Shareholders on or about April 13, 2007

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:	WHO IS ENTITLED TO VOTE?

A:	Shareholders as of March 30, 2007 (the record date). Each share of common stock is entitled to one vote.

Q:	HOW DO I VOTE?

A:

There are four methods. You may vote by completing and mailing your proxy or by attending the annual meeting and voting in person. (See page 2 of the proxy statement for more details). Internet voting and telephone voting are also available. (See instructions on the proxy card).

Q:	HOW DOES DISCRETIONARY AUTHORITY APPLY?

A:

If you sign your proxy but do not make any selections, you give authority to Frank Caputo, Paul Latzanich and William Sharkey as proxy holders to vote on the proposal and any other matters that may arise at the meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Yes. Only the Judge of Election, the proxy holders and the transfer agent will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.

Q:	WHO WILL COUNT THE VOTES?

A:	Leonard A. Verrastro will tabulate the votes and act as Judge of Election.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

A:	Your shares are probably registered differently or are in more than one account. Vote all proxies to ensure that all your shares are voted.

I

Q:	WHAT CONSTITUTES A QUORUM?

A:

As of March 30, 2007, 12,449,085 shares of common stock were issued and outstanding. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. If you vote by proxy or in person, you will be considered part of the quorum.

Q:	WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A:	Approximately 29% of our common stock as of March 30, 2007. (See page 5 of the proxy statement for more details).

Q:	WHAT ARE THE SOLICITATION EXPENSES?

A:

First National Community Bancorp, Inc. has retained Registrar and Transfer Company of Cranford, New Jersey as its transfer agent. In its capacity as transfer agent, Registrar and Transfer Company will assist in the distribution of proxy materials and solicitation of votes for a processing fee of $500 plus out-of-pocket expenses.

Q:	WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

A:	Louis A. DeNaples, as of March 30, 2007

Dominick L. DeNaples, as of March 30, 2007

(See page 4 of the proxy statement for more details).

Q:	WHEN ARE THE 2008 SHAREHOLDER PROPOSALS DUE?

A:

As a shareholder, you must submit your proposal in writing by December 17, 2007, to Michael J. Cestone, Jr., Secretary, First National Community Bancorp, Inc. at 102 East Drinker Street, Dunmore, PA 18512. (See page 6 with regard to director nomination procedures and page 10 for other shareholder proposals.)

II

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

FIRST NATIONAL COMMUNITY BANCORP, INC.

TO BE HELD ON MAY 16, 2007

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

This proxy statement is being furnished for the solicitation by the Board of Directors of First National Community Bancorp, Inc., a Pennsylvania business corporation and registered financial holding company, of proxies to be voted at the company’s Annual Meeting of Shareholders. The annual meeting will be held at the company’s Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643 on Wednesday, May 16, 2007, at 9:00 a.m., prevailing time. All inquiries regarding the annual meeting should be directed to William S. Lance, Treasurer. This proxy statement and the enclosed form of proxy are first being sent to shareholders of the company on or about April 13, 2007.

Purpose of the Annual Meeting

At the annual meeting, shareholders will be requested:

•	to elect four Class C Directors to serve for a three-year term and until their successors are duly elected and qualified;

•	to ratify the selection of Demetrius & Company, L.L.C., Certified Public Accountants of Wayne, New Jersey, as the auditors of the company for the year ending December 31, 2007; and

•	to transact any other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

We have not authorized anyone to provide you with information about the company; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at First National Community Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Record Date, Quorum, Voting Rights

The company’s Board of Directors fixed March 30, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On the record date, the company had 12,449,085 outstanding shares of common stock, par value $1.25 per share, the only authorized class of stock, which was held by approximately 1,537 shareholders.

Under Pennsylvania law and the company’s by-laws, the presence of a quorum, in person or by proxy, is required for each matter to be acted upon at the annual meeting. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock held in his or her name in the company’s books as of the record date. Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes will be elected.

Solicitation of Proxies and Voting

The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the company sends to its shareholders in connection with the annual meeting, will be paid by the company. In addition to solicitation by Registrar and Transfer Company, the directors, officers and employees of the company and First National Community Bank may solicit proxies from shareholders personally or by telephone, facsimile or other electronic means without additional compensation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the common stock held of record by these persons, and upon their request, the company will reimburse them for their reasonable forwarding expenses.

You can vote your shares by completing and returning a written proxy card. You may also vote your shares using the Internet. To do so, access www.proxyvotenow.com/fncb and follow the on screen instructions. Have your control number from your proxy card available when you access the web page. Telephone voting is also available, toll free, by calling 1-866-776-5650 from a touch tone phone.

You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone or over the Internet will not affect your right to attend the meeting and vote. The method by which you vote will in no way limit your right to vote in person at the annual meeting, after giving notice to Michael J. Cestone, Jr., Secretary of the company.

If your shares are registered directly in your name with First National Community Bancorp, Inc.’s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the company. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holder, to cast your vote electronically or to vote in person at the meeting. The company has enclosed a proxy card for your use.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Shares represented by a properly executed proxy, unless subsequently revoked, will be voted at the annual meeting in accordance with the instructions made by the shareholders. If a proxy is signed, executed and returned without indicating any voting instructions, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors.

Revocation of Proxies

A shareholder of the company who returns a proxy may revoke the proxy prior to the time it is voted in any one of the following ways:

•	by giving written notice of revocation to Michael J. Cestone, Jr., Secretary of First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491; or

•	by executing a later-dated proxy and giving written notice to the Secretary of the company; or

•	by voting in person after giving written notice to the Secretary of the company.

Attendance by a shareholder at the annual meeting will not itself constitute a revocation of the proxy.

You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please contact William S. Lance, Treasurer at (570) 346-7667.

PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK

Principal Owners

The following table sets forth, as of March 30, 2007, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the company’s outstanding common stock so owned. The footnote to the following table is set forth on page 5 under the section entitled “Beneficial Ownership by Directors, Principal Officers and Nominees.”

Name and Address	Shares Beneficially Owned (1)	Percent of Outstanding Common Stock Beneficially Owned
Louis A. DeNaples 400 Mill Street Dunmore, PA 18512	1,264,079	9.94%
Dominick L. DeNaples 400 Mill Street Dunmore, PA 18512	1,068,779	8.41%

(1)

All shares are owned individually or jointly with a spouse unless otherwise indicated. For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

Beneficial Ownership by Directors, Executive Officers and Nominees

The following table sets forth, as of March 30, 2007 the amount and percentage of the company’s common stock beneficially owned by each director, each nominee for director and all executive officers, directors and nominees of the company as a group. This information has been furnished by the reporting persons.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Michael G. Cestone	56,249	(3)	.44%
Michael J. Cestone, Jr.	165,459	(4)	1.30%
Joseph Coccia	127,980	(5)	1.01%
William P. Conaboy	10,304	(6)	.08%
Michael T. Conahan	43,897	(7)	.35%
Dominick L. DeNaples	1,068,779	(8)	8.41%
Louis A. DeNaples	1,264,079	(9)	9.94%
Joseph J. Gentile	375,108	(10)	2.95%
Joseph O. Haggerty	26,901.21%
J. David Lombardi	110,410	(11)	.87%
John P. Moses	61,344.48%
John R. Thomas	141,538	(12)	1.11%
All Directors and Executive Officers as a Group (16 persons)	3,625,011		28.51%

(1)

The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 30, 2007 through the exercise of stock options. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, all shares are beneficially owned by the reporting person individually or jointly with his spouse. All numbers here have been rounded to the nearest whole number.

(2)	Percentages assume that all options exercisable within sixty (60) days of March 30, 2007 have been exercised. Therefore, on a pro forma basis, 12,712,635 shares would be outstanding.

(3)	Includes 11,246 shares held in street name and 2,454 shares held jointly with his children.

(4)	Includes 94,890 shares held in street name and 35,596 shares held individually by his spouse.

(5)	Includes 7,260 shares held in street name.

(6)	Includes 7,453 shares held in street name.

(7)	Includes 37,897 shares held in street name.

(8)	Includes 130,063 shares held jointly with his children and 1,210 shares registered to DeNaples Equipment.

(9)	Includes 68,051 shares held jointly with his children, 10,986 shares held individually by his spouse and 1,210 shares registered to DeNaples Equipment.

(10)	Includes 86,442 shares held individually by his spouse and 11,569 shares held in street name.

(11)	Includes 87,412 shares held in street name, 22,610 exercisable stock options and 385 shares held individually by a child in his residence.

(12)	Includes 69,436 shares held in street name and 16,169 shares held individually by his spouse.

PROPOSAL 1:

ELECTION OF DIRECTORS

In accordance with Sections 9.2 and 9.3 of the company’s by-laws, the company has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. The company’s Board of Directors is classified into three classes – Class A, Class B, and Class C. Thus, at each annual meeting of shareholders, successors to the class of directors whose term then expires are elected to hold office for a term of three years. Therefore, the term of office of one class of directors expires in each year. The Board of Directors is authorized to increase the number of directors that constitutes the whole Board of Directors provided that the total number of directors in each class remains relatively proportionate to the others.

Unless otherwise instructed, the proxy holder will vote the proxies received for the election of the four nominees for Class C Director named below. If any nominee should become unavailable to serve for any reason, proxies will be voted in favor of a substitute nominee as designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy on the Board of Directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining members of the Board of Directors and each person so appointed will be a director until the expiration of the term of office of the class to which he or she was appointed. Election of a director requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting.

Cumulative voting rights do not exist with respect to the election of directors. Except as may otherwise be provided by statute or by the Articles of Incorporation, at every shareholders meeting, each shareholder entitled to vote has the right to one vote for each common share owned on the record date fixed for the meeting. For example, if a shareholder owns 100 shares of common stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected.

Nomination of Directors

Pursuant to Section 9.1 of the company’s by-laws, nominations for election to the Board of Directors may be made by the Board of Directors or any shareholder entitled to vote for the election of directors. Any shareholder who intends to nominate a candidate for election to the Board of Directors (other than a candidate proposed by the company’s then existing Board of Directors) must notify the company’s Secretary in writing not less than 60 days prior to the date of any shareholder meeting called for the election of directors. The notification must contain the following information to the extent known by the notifying shareholder:

a)	the name and address of each proposed nominee;

b)	the age of each proposed nominee;

c)	the principal occupation of each proposed nominee;

d)	the number of shares of the company’s common stock owned by each proposed nominee;

e)	the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee;

f)	the name and residential address of the notifying shareholder; and

g)	the number of shares of the company’s common stock owned by the notifying shareholder.

In compliance with the company’s by-laws, shareholders wishing to nominate a candidate for election to the Board of Directors must notify the Secretary in writing not less than 60 days prior to the date of the meeting. Shareholders must deliver any proposals or nominations in writing to the Secretary of First National Community Bancorp, Inc. at its principal executive office, 102 E. Drinker Street, Dunmore, Pennsylvania 18512.

Any nomination for director not made in accordance with Section 9.1 will be disregarded by the presiding officer of the annual meeting, and votes cast for each such nominee will be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with Section 9.1, the nomination will be honored and all votes cast for the nominee will be counted.

You may obtain a copy of the full text of the by-law provision relating to nomination of directors by writing to Michael J. Cestone, Jr. Secretary, at 102 East Drinker St., Dunmore, PA 18512. A copy of our by-laws were filed with the Securities and Exchange Commission as exhibit 3.2 to the company’s December 31, 2005 Annual Report on Form 10-K, filed March 15, 2006.

Information As To Nominees and Directors

The following table contains, as of March 30, 2007, certain information with respect to the nominees and the directors whose terms of office expire in 2007, 2008 and 2009 respectively. You will find information about their share ownership on page 5.

Name	Age as of March 30, 2007	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS C DIRECTORS WHOSE TERM EXPIRES IN 2007 AND NOMINEES FOR CLASS C DIRECTORS WHOSE TERM WILL EXPIRE IN 2010

Joseph Coccia	52	President, Coccia Ford, Inc; President, Coccia Lincoln Mercury, Inc.	1998/1998

William P. Conaboy	48	Senior Vice President, General Counsel, Allied Services	1998/1998

Dominick L. DeNaples (1)	69	President, Rail Realty Corp.; Vice President, DeNaples Auto Parts Inc.; Vice President, Keystone Landfill, Inc.	1998/1987
John P. Moses	60	CEO, ALSAC/St. Jude Children’s Research Hospital. Previously, Partner, Moses & Gelso, L.L.P. (Attorneys at Law)	1999/1999

Name	Age as of March 30, 2007	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS A DIRECTORS WHOSE TERM WILL EXPIRE IN 2008

Michael J. Cestone, Jr. (2)	75	President, M.R. Company (Real Estate Corporation); CEO, S.G. Mastriani Co.; Secretary of the Board of the Bank since 1971	1998/1969

Louis A. DeNaples (1)	66	President, DeNaples Auto Parts, Inc.; President, Keystone Landfill Inc.; Vice President Rail Realty Corp; Chairman of the Board of the Company since 1998	1998/1972

Joseph J. Gentile	76	President, Dunmore Oil Co., Inc.	1998/1989

Joseph O. Haggerty	67	Retired Superintendent Dunmore School District	1998/1987

Name	Age as of March 30, 2007	Principal Occupation For Past Five Years	Director Since Company/Bank

CLASS B DIRECTORS WHOSE TERM EXPIRES IN 2009
Michael G. Cestone (2)	44	President, S.G. Mastriani Company (General Contractor)	1998/1988

Michael T. Conahan	54	Judge, Luzerne County	2003/2003

J. David Lombardi	58	President and Chief Executive Officer of the Company since 1998 and of the Bank since 1988	1998/1986

John R. Thomas	89	Retired Executive Former Chairman of the Board Wesel Manufacturing Company	1998/1967

(1)	Messrs. Louis A. DeNaples and Dominick L. DeNaples are brothers.
(2)	Michael G. Cestone is the son of Michael J. Cestone, Jr.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of NASDAQ, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has twelve (12) members. Under the SEC and NASDAQ standards for independence Board members are considered independent of management if the following standards are met:

•	The director shall not be an officer or employee of the bank or involved in the daily operations of the bank.

•	The director shall not serve as a consultant, advisor, promoter, underwriter, legal counsel, or trustee of the bank

•	Relationship with FNCB must not interfere with audit committee independence and duties.

•	The director shall not be a member of the immediate family of an executive officer of the bank.

•	The director shall not be an officer or employee of the bank or any affiliate within the preceding year.

•	The director shall not own or control 10% or more of any outstanding class of voting securities of the institution.

•	The director cannot receive any compensation from the bank or its affiliates other than compensation for Board services or benefits under a tax qualified retirement plan.

•	A director, or family member of a director, may not receive payments of more than $60,000 a year from the bank, other than for director fees.

Only independent directors serve on our Audit Committees and Stock Option Administration Committee. Independence will be reviewed annually to determine whether all existing and potential members are “independent of management”. During 2006, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L. DeNaples, Louis A. DeNaples, Joseph J. Gentile, Joseph O. Haggerty, and John P. Moses, met the standards for independence. This constitutes more than a majority of our Board of Directors.

In making its independence determinations, the Board considered that in the ordinary course of business the Company and its subsidiaries may provide commercial banking and other services to some of the independent directors and to business organizations and to individuals associated with them. The Board also considered that in the ordinary course of business some business organizations with which an independent director is associated may provide products and services to the Company and its subsidiaries. The Board has determined that, based on the information available to the Board, none of these relationships was material.

CODE OF ETHICS

In 2003, as required by law and regulation, we adopted our Code of Ethics to be applicable to our senior financial officers. The Code of Ethics is posted on our website at www.fncb.com. We filed a copy of the Code of Ethics with the Securities and Exchange Commission as exhibit 14 to the company’s December 31, 2005 Annual Report on Form 10-K, filed March 15, 2006.

Shareholder Communications

Any shareholder who wishes to communicate with the Board of Directors may send correspondence to Michael J. Cestone, Jr., Secretary, at 102 East Drinker St., Dunmore, PA 18512, or by sending an electronic message to www.fncb.com. Mr. Cestone will submit your correspondence to the Board of Directors or the appropriate committee as applicable.

Submission of Shareholder Proposals

In order for a shareholder proposal to be considered for inclusion in First National Community Bancorp, Inc.’s proxy statement for next year’s annual meeting, the written proposal must be received by the company no later than December 17, 2007. Any proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the company after December 17, 2007, it is considered untimely; and, although the proposal may be considered at the annual meeting, the company is not obligated to include it in the 2008 proxy statement.

The Boards of Directors

During 2006, the company’s Board of Directors held five meetings. Each of the directors attended at least 75% of the meetings of the company’s Board of Directors. All directors attended at least 75% of the meetings of the committees on which they served except for Joseph O. Haggerty who attended 50% of the Audit Committee meetings. All of our directors attended the 2006 Annual Meeting of Shareholders and we expect that they will all attend this year’s meeting.

The company’s directors generally function as a full board, except that the company maintains an Audit Committee and a Stock Option Administration Committee. In lieu of a nominating committee, the full board nominates the slate for the election of the Board of Directors. In lieu of a compensation committee, the full board appoints and sets compensation of officers and directors. In this manner, all decisions made represent the view of the Board as a whole, rather than a select group of directors serving on the respective committees.

Members of the Stock Option Administration Committee, during 2006, were Louis A. DeNaples, Chairman, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L. DeNaples, Joseph J. Gentile, Joseph O. Haggerty and John P. Moses. The principal duties of the Committee are to make recommendations regarding the issuance of stock options granted under the 2000 Employee Stock Incentive Plan and the 2000 Independent Directors Stock Option Plan. The Committee has the authority and discretion to interpret the Plans; to establish, amend and rescind any rules and regulations relating to the Plans; and to determine what, to whom, when and under what facts and circumstances awards should be made. The Committee met once during 2006.

During 2006, First National Community Bank’s Board of Directors held twenty-four meetings. Each of the directors attended at least 75% of the meetings of the bank’s Board of Directors with the exception of John R. Thomas.

The bank maintains a Senior Loan Committee to meet on alternating weeks as deemed necessary. Membership on this committee consists of the bank’s Chairman, President and Chief Executive Officer, Commercial Sales Division Manager and Retail Sales Division Manager who are permanent members. Other members of the Board of Directors are appointed on a rotating basis, with a new director appointed monthly. In 2006, this committee held five meetings. Each appointed director was present for more than 75% of the meetings for which they were schedule.

AUDIT COMMITTEE

Information about the Company’s Audit Committee and its Charter

Members of the Audit Committee, during 2006, were Louis A. DeNaples, Chairman, Joseph Coccia, William P. Conaboy, Michael T. Conahan, Dominick L. DeNaples, Joseph J. Gentile, Joseph O. Haggerty, and John P. Moses. Each member of the Audit Committee is independent, as that term is defined by the SEC and in the NASDAQ listing standards relating to audit committees. The Audit Committee met four times during 2006. The principal duties of the Audit Committee, as set forth in its charter attached as Appendix A, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors the engagement of an independent certified public accountant. The company has identified John P. Moses as the audit committee financial expert. Mr. Moses qualifies as the financial expert based on his knowledge of financial statements, internal controls, and audit committee functions resulting from his role as Chief Executive Officer of ALSAC/St. Jude Children’s Research Hospital.

Report of the Audit Committee

March 14, 2007

To the Shareholders of First National Community Bancorp, Inc.:

We have reviewed and discussed with management the company’s audited financial statements as of and for the year ended December 31, 2006.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors as required by Independence Standard No.1, Independence Discussion with Audit Committee, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, and filed with the Securities and Exchange Commission.

The Audit Committee appointed Demetrius & Company, LLC as the independent auditors for the company after reviewing the firm’s performance and independence from management. This report of the Audit Committee shall not be deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee

Louis A. DeNaples, Chairman	Dominick L. DeNaples

Joseph Coccia	Joseph J. Gentile

William P. Conaboy	Joseph O. Haggerty

Michael T. Conahan	John P. Moses

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for services in all capacities to the company and the bank for the fiscal years ended December 31, 2006 of those persons who were, at December 31, 2006,

•	the Principal Executive Officer;

•	the Principal Financial Officer; and

•	the three other most highly compensated executive officers of the company, to the extent such persons’ total compensation exceeded $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
J. David Lombardi, President and Principal Executive Officer of the Company and the Bank	2006	$302,500	$375,000(5)	$0	$30,360	$0	$117,933	$96,915(6)	$922,708
Thomas P. Tulaney, Executive Vice President of the Bank	2006	147,125	125,000(7)	0	20,645	0	14,290	39,996	347,056
Gerard A. Champi, Executive Vice President of the Bank	2006	147,125	125,000(8)	0	20,645	0	8,599	28,042	329,411
William S. Lance, Principal Financial Officer of the Company and the Bank, Treasurer of the Company and First Senior Vice President of the Bank	2006	104,500(9)	50,000(10)	0	20,645	0	13,159	28,449	216,753
Stephen J. Kavulich, First Senior Vice President of the Bank	2006	99,750(11)	50,000(12)	0	20,645	0	11,209	11,375	192,979

(1)

Cash bonuses are awarded at the conclusion of a fiscal year based upon the Board of Directors’ subjective assessment of the company’s performance as compared to both budget and prior fiscal year performance, and the individual contributions of the officers involved.

(2)

The amounts listed represent stock options granted to the persons listed in the form of qualified incentive stock options which were granted at the fair market value on the date of grant. All options granted in 2006 vest and become exercisable on May 29, 2007, six months after the date of grant, and expire ten years after the date on which the award is granted. The amount shown represents the cost to the company. The option exercise price for all options granted in 2006 is $28.91 per share.

(3)

The amounts listed represent interest earned in 2006 on the balances in the Named Executive Officers non-qualified deferred compensation plan accounts which exceeds 120% of the applicable federal long-term rate.

(4)	All other compensation;

•

For Mr. Lombardi, includes $23,474 contributed by the bank pursuant to the bank’s 401(k) Profit Sharing Plan for 2006. Also included in Mr. Lombardi’s total are director’s fees of $30,000, a director’s bonus of $20,000, premiums paid to purchase additional life insurance in the amount of $7,500, country club dues in the amount of $12,503, an auto allowance of $1,680 and premiums paid to purchase split-dollar life insurance and disability income insurance in the amounts of $564 and $1,194, respectively.

•

For Mr. Tulaney, includes $23,474 contributed to the bank’s 401(k) Profit Sharing Plan, country club dues in the amount of $15,052, an auto allowance of $838 and premiums paid to purchase split-dollar life insurance and disability income insurance in the amounts of $197 and $435, respectively.

•

For Mr. Champi, includes a $23,474 contribution to the bank’s 401(k) Profit Sharing Plan, country club dues in the amount of $3,130, an auto allowance of $900 and premiums paid to purchase split-dollar life insurance and disability income insurance in the amounts of $167 and $371, respectively.

•

For Mr. Lance, includes $23,474 contributed to the bank’s 401(k) Profit Sharing Plan, country club dues in the amount of $4,500 and premiums paid to purchase split-dollar life insurance and disability income insurance in the amounts of $197 and $278, respectively.

•

For Mr. Kavulich, includes $10,056 contributed to the bank’s 401(k) Profit Sharing Plan and premiums paid to purchase split-dollar life insurance and disability income insurance in the amounts of $709 and $610, respectively.

(5)	Mr. Lombardi deferred 25% of his officer bonus, or $93,750, to the bank’s non-qualified deferred compensation plan.

(6)

Mr. Lombardi deferred $15,000, or 50% of his board fees to the non-qualified deferred compensation plan. He also deferred $10,000, or 50% of his board bonus, to the non-qualified deferred compensation plan.

(7)	Mr. Tulaney deferred $62,500, or 50% of his bonus to the bank’s non-qualified deferred compensation plan.

(8)	Mr. Champi deferred $25,000, or 20% of his bonus to the bank’s non-qualified deferred compensation plan.

(9)	Mr. Lance deferred $6,009, or 5.75%, of his salary to the bank’s non-qualified deferred compensation plan.

(10)	Mr. Lance deferred $20,000, or 40%, of his bonus to the bank’s non-qualified deferred compensation plan.

(11)	Mr. Kavulich deferred $5,985 or 6%, of his salary to the bank’s non-qualified deferred compensation plan.

(12)	Mr. Kavulich deferred $20,000, or 40% of his bonus to the bank’s non-qualified deferred compensation plan.

Note: Not included in the above compensation totals are premiums paid for the named executive officers for family health and dental coverage under the same plan available to all eligible full-time employees as follows:

Mr. Lombardi	$121
Mr. Tulaney	$5,970
Mr. Champi	$5,970
Mr. Lance	$121
Mr. Kavulich	$5,970

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Board of Director’s fundamental policy is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. The Board’s objective is to have a portion of each executive officer’s compensation contingent upon our performance as well as upon each executive officer’s level of performance.

In determining the appropriate types and amounts of compensation for the Chief Executive Officer each year, the Board of Directors evaluates both corporate and individual performance. The corporate factors include the financial performance of the company, including return on stockholders’ equity, return on assets, asset quality and trends in the foregoing measures, the performance of the company’s stock price, comparative results achieved by the company’s peer group institutions, and progress in realizing the company’s long-term business plan. The individual factors include initiation and implementation of successful business strategies, formation of an effective management team and various personal qualities, including leadership.

In determining the appropriate types and amounts of compensation for the Named Executive Officers, excluding the Chief Executive Officer, the Board of Directors takes into consideration the officer’s experience, expected personal performance and salary levels for comparable positions.

The compensation package for each Named Executive Officer is comprised of five different elements: base salary, cash bonuses, Long-term stock-based incentive awards, health and welfare benefits and pension benefits.

Base salary

The bank has established salary ranges that are competitive with the banking industry in our local region. Each job classification has been evaluated based upon the required skills, knowledge, responsibility and experience. The program ensures that employees receive consistent consideration through salary increases. Salary increases are based upon merit, performance, quality of work, and other job related factors. Salary increases are not guaranteed and a performance review may not guarantee an increase. The Base salary for each Named Executive Officer is determined based upon experience, expected personal performance, salary levels in effect for comparable positions with and without the industry, internal base salary comparability considerations and the responsibilities assumed by the Named Executive Officer. The weights given to these factors differ from individual to individual as the Board believes appropriate.

Bonus

Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. Our policy is to base a significant portion of our executive officer’s cash compensation on bonus. In determining bonuses, the Board of Directors considers factors such as relative performance of the company during the year (including the bank’s gross revenue, net income and customer growth) and the individual’s contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceed certain objectives established for him/her. Bonuses are not guaranteed or fixed by formula.

The amount of each individual bonus is not affected by nor does it affect any other form of compensation.

Long-term incentive compensation

The Stock Option Administration Committee is responsible for the administration of the long-term incentive plan. The long-term incentive plan is used to reward performance and drive an ownership culture. Long-term stock-based incentive awards strengthen the mutuality of interest between the executive officers and our shareholders. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each Named Executive Officer with those of the shareholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the Named Executive Officer’s current position with the company, the size of comparable awards made to individuals in similar positions within the industry and the individual’s personal performance in recent periods. The award of equity compensation is contingent upon the performance of the company. The Board of Directors does not adhere to any specific guidelines as to the granting of options.

Officers and other key management employees are eligible to participate. The Plan permits the grant of qualified and non-qualified stock options, stock appreciation rights, and restricted stock. The grants are to be exercised at a fixed price of fair market value on the date of grant. The Plan has a term of 10 years and the grants are not exercisable for 6 months after grant date. The grant expires three months after employment termination or 12 months after death or disability.

The determination of the amount to award is premised upon the level of responsibility, the drivers of revenue generation (high performance), and levels of management. The Plan and grants are benchmarked through peer banks surveyed semi-annually.

The grant dates are based on the last company meeting of the year. The awards are not timed to the release of any information. The Stock Option Administration Committee approves grant levels based on the above criteria.

As incentive compensation, the granting of stock options are not taken into account when determining other factors of compensation for the Named Executive Officers.

There are no equity or other security ownership requirements or guidelines nor are there any policies regarding hedging the economic risk of ownership.

Health and Welfare Benefits

Group life insurance, group short term and long term disability, and health insurance are available to all eligible employees, including the Named Executive Officers. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Company.

Named Executive Officers also participate in the Company’s supplemental executive life insurance plan which provides a split-dollar share of death benefits to the executive’s beneficiary, depending upon the executive’s eligibility to receive payments. The plan is funded with bank-owned life insurance (BOLI) and is used to provide an additional benefit to certain executives with a minimal cost to the Company. Split-dollar life insurance plans are widely available in the banking industry, because the Company will recover its plan costs upon the death of the executive, and the executive’s beneficiary will receive a split of the insurance proceeds. This benefit provides further incentive for longevity with the Company.

Named Executive Officers also are provided excess life insurance and additional disability income. These policies are commonplace in the industry and an expected benefit for top executives. They also encourage longevity. Health and welfare plans are not tied to Company or individual performance. The costs of providing such benefits to all eligible employees are not taken into account when determining specific salaries of the Named Executives Officers and are seen as a cost of doing business which will help keep the employee productive and engaged.

Perquisites

The Company provides a company-owned vehicle to several of the Named Executive Officers, as their positions requires travel offsite frequently for bank business. The provision of a Company vehicle to these individuals is viewed by the Board as a normal benefit in the highly competitive financial services industry.

Country Club Memberships are used as a vehicle to attract, retain and expand customer relationships. They are viewed as a necessity for certain Named Executive Officers to further the business of the bank.

Employment Agreement

The company has entered into an employment agreement with the Chief Executive Officer. The agreement may be terminated by the company or the bank with or without “just cause” (as defined in the agreement), or upon death, permanent disability, normal retirement, or upon the termination of his employment by resignation. In the event that Mr. Lombardi’s employment is terminated without “just cause” the Chief Executive Officer will continue to receive each month for a period of two years his monthly base salary, his monthly Board of Director’s fees; and one twelfth of the average of the bonuses paid to him over the preceding three years.

If a change of control occurs and Mr. Lombardi’s employment is terminated or his duties or substantially diminished or he is removed from office as the Chief Executive Officer of the reorganized employer, Mr. Lombardi may terminate his employment. Upon such termination, he will receive three times his then annual base salary which was in effect as of the date of the change of control, three times his then annual board of director’s fees; and three times the average of his bonuses for the prior three years.

The triggering events are standard in the financial services industry and were established to enable Named Executive Officers to continue to manage the company without being unduly distracted by the uncertainties of personal affairs and thereby will be better able to assist in evaluating any unsolicited tender offer proposal in an objective manner.

Profit Sharing Plan

We currently provide retirement plans to our employees to provide long term financial security. The retirement plans are designed to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. The bank has adopted a Profit Sharing Plan and 401(k) plan whereby any employee who has attained the age of twenty-one is eligible to participant on the earlier of the first day of the seventh month or the first day of the plan year coinciding with or following the date on which he or she has met the eligibility requirement. By virtue of being employees, Named Executive Officers are eligible to participate in the plans once they have met the eligibility requirements. The amount of money which the bank contributes to the Profit Sharing and 401(k) plan is not taken into account when determining the amounts of other forms of compensation.

Deferred Compensation

The Named Executive Officers are eligible to participate in the Officers’ Deferred Compensation Plan which allows Named Executive Officers who have been employed by the bank for ten or more years to defer up to twenty-five percent of their compensation, including base salary and cash bonus. All other Named Executive Officers may defer up to fifteen percent of their compensation. The interest earned on the deferrals is tied to the one-year Treasury Bill. The deferred compensation plan is designed to account for some of the limitations with traditional pension plans and is designed to provide a long-term incentive to remain in the employ of the bank.

Internal Revenue Code Limits on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. The Stock Option Incentive Plan has been designed and will be administered in a manner that will enable the company to deduct compensation attributable to options and without regard to such deduction limitation.

The Role of the Executive Officers in Setting Compensation

The Compensation Committee delegates to the President and Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers. The President and Chief Executive Officer proposes increases based on his subjective analysis of the individual’s contribution to the Company’s strategic goals and objectives. In determining whether strategic goals have been achieved, the President and Chief Executive Officer considers numerous factors, including the following:  the Company’s performance as measured by earnings, return on assets, return on equity, asset and liability quality, and audit findings. Although the President and Chief Executive Officer measures the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criterion and the employees’ compensation. The President and Chief Executive Officer makes a subjective determination after review of all relevant information, including the above.

The President and Chief Executive Officer does not set or participate in the determination process of his annual base salary.

The full board of directors advises the Chief Executive Officer on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel.

Independent Consultant

In 2006, the Senior Management Committee engaged L.R. Webber Associates, Inc., a Pennsylvania based Human Resources and Compensation firm, to provide the committee with an annual salary and benefits survey. The survey was utilized to review the current salary ranges. The committee chose this firm because it is within our market area and the surveys conducted provide information by region and asset size.

Option Grants in 2006

The following table shows the stock options granted to the company’s named executive officers in 2006.

Grants of Plan Based Awards For the Fiscal Year Ended 2006
Name	Grant Date	All other stock awards: number of shares or units (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

J. David Lombardi, President and Principal Executive Officer of the Company and the Bank	11/29/06	2,750	$28.91	$11.04
Thomas P. Tulaney, Executive Vice President of the Bank	11/29/06	1,870	$28.91	$11.04
Gerard A. Champi, Executive Vice President of the Bank	11/29/06	1,870	$28.91	$11.04
William S. Lance, Principal Financial Officer of the Company and the Bank, Treasurer of the Company and First Senior Vice President of the Bank	11/29/06	1,870	$28.91	$11.04
Stephen J. Kavulich, First Senior Vice President of the Bank	11/29/06	1,870	$28.91	$11.04

Under the company’s 2000 Stock Incentive Plan, all options awarded in 2006 shall vest and become exercisable six months after the grant date on May 29, 2007 and expire ten years after the grant date on November 29, 2016. When the grantee is no longer employed by the company, all options outstanding will expire (i) three months after cessation of employment except for reason of disability or death; (ii) six months after the employee’s death during employment; and (iii) one year following any termination due to disability.

EQUITY COMPENSATION PLAN INFORMATION

Equity Awards Outstanding

The following table reflects the number of stock options held by the Named Executive Officers as of December 31, 2006, including the exercise price and the expiration date of the option terms.

Outstanding Equity Awards at Fiscal Year-End
Name	Option Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date
J. David Lombardi, President and Principal Executive Officer of the Company and the Bank	13,200 6,600 2,310 2,750 24,860 (1)	2,750 (2)	--	$7.27 12.51 20.89 24.14 28.91	08/28/12 11/26/13 11/24/14 11/23/15 11/29/16
Thomas P. Tulaney, Executive Vice President of the Bank	4,400 1,540 1,870 7,810 (3)	1,870 (2)	--	12.51 20.89 24.14 28.91	11/26/13 11/24/14 11/23/15 11/29/16
Gerard A. Champi, Executive Vice President of the Bank	8,800 4,400 1,540 1,870 16,610 (4)	1,870 (2)	--	7.27 12.51 20.89 24.14 28.91	08/28/12 11/26/13 11/24/14 11/23/15 11/29/16
William S. Lance, Principal Financial Officer of the Company and the Bank, Treasurer of the Company and First Senior Vice President of the Bank	4,400 3,000 4,400 1,540 1,870 15,210 (5)	1,870 (2)	--	7.63 7.27 12.51 20.89 24.14 28.91	08/22/11 08/28/12 11/26/13 11/24/14 11/23/15 11/29/16
Stephen J. Kavulich, First Senior Vice President of the Bank	7,150 8,800 8,800 4,400 1,540 1,870 32,560 (6)	1,870 (2)	--	6.49 7.63 7.27 12.51 20.89 24.14 28.91	08/30/10 08/22/11 08/28/12 11/26/13 11/24/14 11/23/15 11/29/16

(1)	Includes 24,860 options with a weighted average exercise price of $11.79 per share.

(2)	These options become exercisable on May 29, 2007.

(3)	Includes 7,810 options with a weighted average exercise price of $16.95 per share.

(4)	Includes 16,610 options with a weighted average exercise price of $11.82 per share.

(5)	Includes 15,210 options with a weighted average exercise price of $12.34 per share.

(6)	Includes 32,560 options with a weighted average exercise price of $9.52 per share.

Stock Options Exercised in 2006

The following table reflects the number of stock options exercised by the Named Executive Officers in 2006 and the total gain realized upon exercise.

Option Exercises and Stock Vested for the Fiscal Year
Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)
J. David Lombardi , President and Principal Executive Officer of the Company and the Bank	3,000 (1) 5,000 (2) 5,200 (3)	$ 64,125 $106,875 $100,750
Thomas P. Tulaney, Executive Vice President of the Bank	5,390 (4) 660 (5) 8,800 (6) 4,400 (7) 4,400 (8)	$ 94,864 $ 11,317 $140,900 $ 72,030 $ 95,630
Gerard A. Champi, Executive Vice President of the Bank	8,800 (9)	$166,100
William S. Lance, Principal Financial Officer of the Company and the Bank, Treasurer of the Company and First Senior Vice President of the Bank	2,800 (10) 3,000 (11)	$ 55,955 $ 65,202
Stephen J. Kavulich, First Senior Vice President of the Bank	---	---

Note: All options have been restated to reflect the retroactive effect of the 100% stock dividends paid January 31, 2003 and September 30, 2004 and the 10% stock dividend paid March 31, 2006.

(1)	On August 30, 2006, Mr. Lombardi exercised 3,000 options from an August 22, 2001 award of 13,200 options at a spread of $21.38 per share.

(2)	On November 20, 2006, Mr. Lombardi exercised 5,000 options from an August 21, 2001 award of 13,200 options at a spread of $21.38 per share.

(3)	On November 24, 2006, Mr. Lombardi exercised 5,200 options from an August 22, 2001 award of 13,200 options at a spread of $19.38 per share.
(4)	On January 10, 2006, Mr. Tulaney exercised 5,390 options from an August 30, 2000 award of 8,800 options at a spread of $17.60 per share.

(5)	On January 13, 2006, Mr. Tulaney exercised 660 options from an August 30, 2000 award of 8,800 options at a spread of $17.15 per share.

(6)	On January 13, 2006, Mr. Tulaney exercised 8,800 options from an August 21, 2001 award of 8,800 options at a spread of $16.01 per share.

(7)	On January 13, 2006, Mr. Tulaney exercised 4,400 options from an August 28, 2002 award of 8,800 options at a spread of $16.37 per share.

(8)	On August 21, 2006, Mr. Tulaney exercised 4,400 options from an August 28, 2002 award of 8,800 options at a spread of $21.73 per share.

(9)	On November 24, 2006, Mr. Champi exercised 8,800 options from an August 21, 2001 award of 8,800 options at a spread of $18.88 per share.

(10)	On April 3, 2006, Mr. Lance exercised 2,800 options from an August 28, 2002 award of 8,800 options at a spread of $19.98 per share.

(11)	On August 30, 2006, Mr. Lance exercised 3,000 options from an August 28, 2002 award of 8,800 options at a spread of $21.75 per share.

The following table summarizes our equity compensation plan information as of December 31, 2006. Information is included for both equity compensation plans approved by First National Community Bancorp, Inc. shareholders and equity compensation plans not approved by First National Community Bancorp, Inc. shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (1) (2)	Weighted-average exercise price of outstanding options, warrants and rights (1) (2)	Number of shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by First National Community Bancorp, Inc. shareholders	279,870	$13.56	723,880
Equity compensation plans not approved by First National Community Bancorp, Inc. shareholders	0	$0	0
Totals	279,870	$13.56	723,880

(1)

The number of shares to be issued upon exercise of outstanding options and the weighted average exercise price includes any options which will become exercisable within sixty (60) days after December 31, 2006.

(2)

The company’s equity compensation plans include the 2000 Independent Directors Stock Option Plan and the 2000 Employee Stock Incentive Plan which were approved by shareholders on May 16, 2001. All share and per share information has been restated to reflect the retroactive effect of the 10% stock dividend paid March 31, 2006.

The following table provides information as of December 31, 2006 for the Named Executive Officers regarding their participation in the Officers’ Deferred Compensation Plan.

Nonqualified Deferred Compensation at and for the Fiscal Year
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
J. David Lombardi , President and Principal Executive Officer of the Company and the Bank	$118,750(1)	$0	$255,482	$0	$2,590,786
Thomas P. Tulaney, Executive Vice President of the Bank	62,500(2)	0	30,819	0	312,524
Gerard A. Champi, Executive Vice President of the Bank	25,000(3)	0	18,628	0	188,900
William S. Lance, Principal Financial Officer of the Company and the Bank, Treasurer of the Company and First Senior Vice President of the Bank	26,009(4)	0	28,507	0	289,000
Stephen J. Kavulich, First Senior Vice President of the Bank	25,985(5)	0	24,283	0	246,246

(1)	$103,750 of this amount is reported in the bonus column and $15,000 is reported under All Other Compensation on the Summary Compensation Table.

(2)	This amount is included in the bonus column of the Summary Compensation Table.

(3)	This amount is included in the bonus column of the Summary Compensation Table.

(4)	$6,009 of this amount is reported in the salary column and $20,000 is reported in the bonus column of the Summary Compensation Table.

(5)	$5,985 of this amount is reported in the salary column and $20,000 is reported in the bonus column of the Summary Compensation Table.

Compensation of Directors

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Michael G. Cestone	$50,000	$0	$0	$0	$2,067 (1)	0	$52,067
Michael J. Cestone, Jr.	50,000	0	0	0	0	7,000 (2)	57,000
Michael T. Conahan	50,000 (3)	0	0	0	3,180 (4)	0	53,180
John P. Moses	50,000 (5)	0	0	0	9,653 (6)	0	59,653
John R. Thomas	50,000	0	0	0	0	7,000 (7)	57,000
Joseph Coccia, William P. Conaboy, Dominick L Denaples, Louis A. Denaples, Joseph J. Gentile and Joseph O. Haggerty	50,000	0	0	0	0	0	50,000 (8)

Directors received no remuneration for attendance at the company’s board meetings. All members of the bank’s Board of Directors receive an annual retainer of $30,000, payable at a rate of $2,500 per month, for each month or portion thereof that the director serves. The aggregate amount of fees paid in 2006 was $360,000. In 2006, Michael J. Cestone, Jr. and John R. Thomas were compensated $14,000, in the aggregate, for special services (respectively Secretary and Investment Advisor) rendered to the bank. All bank directors also received a bonus of $20,000 in 2006. Members of the bank’s Senior Loan Committee do not receive a fee for attendance at Senior Loan Committee meetings. Members of the Audit Committee of both the company and the bank do not receive remuneration for attending Audit Committee meetings. Member of the Stock Option Administration Committee do not receive remuneration for serving on the Stock Option Administration Committee.

(1)	Represents the amount of interest earned in 2006 on Mr. Cestone’s balance in the bank’s non-qualified deferred compensation plan which exceeds 120% of the applicable federal long-term rate.

(2)	Includes $7,000 for services provided as Secretary of the Board of the Bank.

(3)	Mr. Conahan deferred $20,000, or 100%, of his board bonus, to the bank’s non-qualified deferred compensation plan.

(4)	Represents the amount of interest earned in 2006 on Mr. Conahan’s balance in the bank’s non-qualified deferred compensation plan which exceeds 120% of the applicable federal long-term rate.

(5)

Mr. Moses deferred $15,000, or 50%, of his board fees to the bank’s non-qualified deferred compensation plan. Mr. Moses deferred $10,000, or 50%, of his board bonus to the bank’s non-qualified deferred compensation plan.

(6)	Represents the amount of interest earned in 2006 on Mr. Moses’ balance in the bank’s non-qualified deferred compensation plan which exceeds 120% of the applicable federal long-term rate.

(7)	Includes $7,000 for service provided as Investment Consultant to the Bank.

(8)	Compensation for Messrs. Joseph Coccia, William P. Conaboy, Dominick L. Denaples, Louis A. Denaples, Joseph J. Gentile and Joseph O. Haggerty was identical in 2006.

Note: J. David Lombardi also serves as a director of the company and the bank. All fees received by Mr. Lombardi for board service are included on the Summary Compensation Table presented on Page 13.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment agreement

The company has entered into an employment agreement with J. David Lombardi. The agreement may be terminated by the company or the bank with or without "just cause” (as defined in the employment agreement”), or upon death, permanent disability, or normal retirement of Mr. Lombardi, or upon the termination of Mr. Lombardi's employment by resignation or otherwise. In the event employment is terminated with "just cause," Mr. Lombardi shall receive salary payments at his then effective base salary, as if his employment had not been terminated, for a period of three months, excluding bonuses or fringe or supplemental payments previously authorized by the Board of Directors. In the event that the employment termination is occasioned by the company or the bank without "just cause,” Mr. Lombardi shall continue to receive each month, for a period of two years from the effective date of termination;

•	his monthly base salary payments from the bank at the rate in effect on the date of the termination;
•	his monthly Board of Directors fees; and
•	one twelfth of the average of the bonuses paid to him over the preceding three years, all computed as if his employment had not been terminated.

If a "change in control,” occurs and as a result thereof, Mr. Lombardi's employment is terminated or his duties or authority are substantially diminished or he is removed from the office of Chief Executive Officer of the reorganized employer, Mr. Lombardi may terminate his employment by giving notice to the company within sixty days of the occurrence of the "change in control." Upon such termination, the company is obligated to pay Mr. Lombardi the total sum of the following:

•	three times his then annual base salary which was in effect as of the date of the change in control;
•	three times his then annual Board of Director's fee; and
•	three times the average of his bonuses for the prior three years.

Pursuant to the terms of the agreement, Mr. Lombardi is subject to a covenant not to compete after termination.

Directors’ and Officers’ Deferred Compensation Plan

The Named Executive Officers are vested in their account balance in the deferred compensation plan. Upon termination of employment, the Named Executive Officers will receive payments beginning on the first business day of the month following the Named Executive Officer’s normal retirement date. The Named Executive Officer may receive benefits earlier in the event of a disability or death.

Disability Plan and Benefits

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed in the charts below, each Named Executive Officer will receive benefits under the company’s retirement plans, disability plan or payments under the company’s life insurance plan, as appropriate.

J. David Lombardi

The following table shows the potential payments upon termination or change of control of the company. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Employment Agreement	$25,833	$0	$0	$1,440,000	$77,500	$1,000,000(1)	$1,550,000(2)	$1,555,000(3)
Long term incentive plan(4)	$426,277	$426,277	$426,277	$426,277	$426,277	$426,277	$426,277	$426,277
Officer’s Deferred Compensation Plan(5)	$2,590,786	$2,590,786	$2,590,786	$2,590,786	$2,590,786	$2,590,786	$2,590,786	$2,590,786

(1)	This amount may be further reduced in accordance with Internal Revenue Code Section 162(m) and 280G.
(2)	This amount will be reduced by the amount of any retirement trust to which the Executive is entitled.
(3)	This amount will be reduced by any retirement payments from vested plans to which the beneficiary is entitled.

Thomas P. Tulaney

The following table shows the potential payments upon termination or change of control of the company. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Long term incentive plan(4)	$93,665	$93,665	$93,665	$93,665	$93,665	$93,665	$93,665	$93,665
Officer’s Deferred Compensation Plan(5)	$312,524	$312,524	$312,524	$312,524	$312,524	$312,524	$312,524	$312,524

Gerard A. Champi

The following table shows the potential payments upon termination or change of control of the company. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Long term incentive plan(4)	$284,361	$284,361	$284,361	$284,361	$284,361	$284,361	$284,361	$284,361
Officer’s Deferred Compensation Plan(5)	$188,900	$188,900	$188,900	$188,900	$188,900	$188,900	$188,900	$188,900

William S. Lance

The following table shows the potential payments upon termination or change of control of the company. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Long term incentive plan(4)	$252,439	$252,439	$252,439	$252,439	$252,439	$252,439	$252,439	$252,439
Officer’s Deferred Compensation Plan(5)	$289,000	$289,000	$289,000	$289,000	$289,000	$289,000	$289,000	$289,000

Stephen J. Kavulich

The following table shows the potential payments upon termination or change of control of the company. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Long term incentive plan(4)	$632,406	$632,406	$632,406	$632,406	$632,406	$632,406	$632,406	$632,406
Officer’s Deferred Compensation Plan(5)	$246,246	$246,246	$246,246	$246,246	$246,246	$246,246	$246,246	$246,246

(4)	Represents the unrealized gain on stock options outstanding at December 31, 2006 at the closing market price of $28.94 per share.
(5)	Represents the balance in the Named Executive Officer’s account as of December 31, 2006.

Compensation Committee Report

The Board of Directors which functions as the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Board of Directors has directed that the Compensation Discussion and Analysis be included in the company’s proxy statement.

BOARD OF DIRECTORS

Louis A. DeNaples, Chairman	Dominick L. DeNaples
Michael J. Cestone, Jr.	Joseph J. Gentile
Michael G. Cestone	Joseph O. Haggerty
Joseph Coccia	J. David Lombardi
William P. Conaboy	John P. Moses
Michael T. Conahan	John R. Thomas

Board of Directors Interlocks and Insider Participation

J. David Lombardi, President and Chief Executive Officer of the company and the bank, is a member of both Boards of Directors. Mr. Lombardi makes recommendations to the Board of Directors regarding employee compensation. Mr. Lombardi does not participate in conducting his own review. The entire Board of Directors votes to establish and approve compensation.

STOCK PERFORMANCE GRAPH AND TABLE

The following graph and table compare the cumulative total shareholder return on the company’s common stock during the period December 31, 2001, through and including December 31, 2006, with

•	the cumulative total return for all stocks traded on the NASDAQ Composite index,

•	the cumulative total return on the SNL Securities Corporate Performance Index for banks with assets between $500 million and $1 billion,

•	the cumulative total return on the SNL Securities Corporate Performance Index for banks with assets between $1 billion and $5 billion

The comparison assumes $100 was invested on December 31, 2001, in the company’s common stock and in each of the stated indices and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table on page 31 is not necessarily indicative of future performance.

First National Community Bancorp, Inc.

Total Return Performance

	Period Ending
INDEX	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06
First National Community Bancorp, Inc.	100.00	118.74	184.58	330.07	358.36	433.90
NASDAQ Composite Index	100.00	68.76	103.67	113.16	115.57	127.58
SNL $500M-$1B Bank Index	100.00	127.67	184.09	208.62	217.57	247.44
SNL $1B-$5B Bank Index	100.00	115.44	156.98	193.74	190.43	220.36

(*)	Source: SNL Financial LC, Charlottesville, VA © 2007
(**)	SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

Assumes a $100 investment on December 31, 2001 and reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the company and the bank and their affiliates on comparable terms and with similar interest rates as those prevailing from time to time for other bank customers. All banking transactions involving directors and executive officers are reviewed to ensure compliance with Regulation O - Loans to Executive Officers, Directors and Principal Shareholders of Member Banks. The responsibility for monitoring compliance with Regulation O rests with the Loan Administration/Compliance Division and Internal Auditor as stated in the banks Loan Policy. Additionally, the Board of Directors of the Bank assume ultimate responsibility for the lending activities of the Bank. There have been no transactions originated during 2006 which were required to be reported under this item where such policy and procedures were not followed. Total loans outstanding from the bank at December 31, 2006, to the company’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more were $47,710,000 or 45% of the bank’s total equity capital. Loans to these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 31, 2007, to the above described group was $60,649,000.

PRINCIPAL OFFICERS OF THE COMPANY

The following table sets forth, as of March 30, 2007, selected information about the principal officers of the company, each of whom is elected by the Board of Directors and each of whom holds office at the Board’s discretion.

Name	Office and Position with the Company	Held Since	Number of Shares Beneficially Owned (1)	Age as of March 30, 2007
Louis A. DeNaples	Chairman of the Board	1998	1,264,079	66

J. David Lombardi	President and Chief Executive Officer	1998	110,410	58

Michael J. Cestone, Jr	Secretary	1998	165,459	75

William S. Lance (2)	Treasurer	1998	22,068	47

(1) All shares are owned individually or jointly with a spouse unless otherwise indicated.

For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

(2)	Includes 17,080 exercisable stock options.

PRINCIPAL OFFICERS OF THE BANK

The following table sets forth, as of March 30, 2007, selected information about the principal officers of the bank, each of whom is elected by the Board of Directors and each of whom holds office at the Board’s discretion.

Name	Office and Position with the Bank	Held Since	Employee Since	Beneficially Owned (1)	Age as of March 30, 2007
Louis A. DeNaples (2)	Chairman of the Board	1988	(2)	1,264,079	66

J. David Lombardi	President and Chief Executive Officer	1988	1981	110,410	58

Gerard A. Champi (3)(4)	Executive Vice President	1998	1991	28,613	46

Thomas P. Tulaney (5)(6)	Executive Vice President	1998	1994	29,561	47

Stephen J. Kavulich (7)(8)	First Senior Vice President	1998	1991	92,721	61

William S. Lance (9)(10)	First Senior Vice President	1999	1991	22,068	47

(1)	All shares are owned individually or jointly with a spouse unless otherwise indicated.

For additional details on the shares beneficially owned, see “Beneficial Ownership by Directors, Principal Officers and Nominees” on page 5.

(2)	Mr. Louis A. DeNaples is a non-employee member of the Board of Directors of the bank.

(3)	Mr. Champi is the Retail Sales Division Manager.

(4)	Includes 18,480 exercisable stock options, 2 shares held in street name and 1,283 shares as custodian for his minor children.

(5)	Mr. Tulaney is the Commercial Sales Division Manager.

(6)	Includes 9,680 exercisable stock options and 19,639 shares held in street name.

(7)	Mr. Kavulich is the Loan Administration/Compliance Division Manager.

(8)	Includes 34,430 exercisable stock options, 33,531 shares held individually by his spouse and 11,613 shares held as custodian for his children.

(9)	Mr. Lance is the Finance Control Division Manager.

(10)	Includes 17,080 exercisable stock options.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITORS

On December 20, 2006, the Audit Committee selected Demetrius & Company, L.L.C., certified public accountants, as the principal independent auditor of the company for the year 2007, a capacity in which it has served since 1997.

Although shareholder approval of the selection of the independent auditor is not required by law, the company has determined that it is desirable to request the ratification of the shareholders of the Audit Committee’s appointment of Demetrius & Company, L.L.C. as the company’s independent auditor for the year ending December 31, 2007. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such determination as would be in the company’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the company’s and its shareholders’ best interests.

Representatives of Demetrius & Company, L.L.C. are expected to be present at the Annual Meeting of Shareholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

INDEPENDENT AUDITORS

Demetrius & Company, L.L.C., Certified Public Accountants, of Wayne, New Jersey, has been appointed as the company’s independent auditor for the fiscal year ending December 31, 2007. Services for 2007 will include an audit and opinion on the company’s consolidated financial statements as well as a review of the schedules to be included in the company’s Form 10-K to be filed with the Securities and Exchange Commission. All professional services rendered by Demetrius & Company, L.L.C. will be furnished at customary rates and terms after Board approval. Demetrius & Company, L.L.C. served as the company’s independent auditors for the 2006 fiscal year.

Aggregate fees billed to the company and the bank by the independent auditors for services rendered during the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit Fees	$52,100	$44,800
Audit Related Fees	$11,500	$ 9,500
Tax Fees	$ 4,750	$ 4,000
All Other Fees	$ 5,000	$ 5,000

Audit Fees include fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of financial statements included in the company’s Forms 10-Q or services that are normally provided by Demetrius & Company in connection with statutory and regulatory filings or engagements.

Audit Related Fees include fees billed for assurance and related services by Demetrius & Company that are reasonably related to the performance of the audit or review of the registrants financial statements and are not reported under the Audit Fees section of the table above. These services include the examination of the company’s management report regarding Internal Control and Compliance with Designated Laws and Regulations.

Tax Fees include fees billed for professional services rendered by Robert Rossi & Co. for tax compliance, tax advice and tax planning. These services include the preparation of 2006 and 2005 tax returns.

All Other Fees include fees billed for products and services provided by Demetrius & Company and Robert Rossi & Co., other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above. These include examination of management’s assertion regarding compliance with minimum services standards and preparation of audited financial statements for the company’s profit sharing plan.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Demetrius & Company’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has a policy for the pre-approval of services provided by the independent auditors. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. None of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described above was approved by the Audit Committee pursuant to the pre-approval waiver provisions set forth in applicable SEC rules.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors, executive officers and shareholders who beneficially own more than 10% of the company’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2006.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented for consideration at the meeting other than as stated in the Notice of Meeting. However, if other matters properly come before the meeting, the shares of common stock represented by the signed proxies will be voted in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

ADDITIONAL INFORMATION

A copy of the company’s annual report to shareholders for its fiscal year ended December 31, 2006, was mailed on March 26, 2007. Any shareholder may obtain additional copies of the company’s Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, from our website at www.fncb.com or via email at fncb@fncb.com. This information may also be obtained by submitting a written request to William S. Lance, Treasurer, 102 East Drinker Street, Dunmore, Pennsylvania 18512.

In accordance with Securities Exchange Act Rule 14a-3(3)(1), in the future, First National Community Bancorp, Inc. intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. This method of delivery is known as “householding”. Upon written or oral request, the company will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify the company by writing or calling William S. Lance, Treasurer of First National Community Bancorp, Inc. at 102 E. Drinker Street, Dunmore, PA 18512 or (570) 346-7667 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of the company’s annual report or proxy statement, you may request that we deliver only a single copy of annual reports or proxy statements by notifying us at the above address or telephone number.

Appendix A

FIRST NATIONAL COMMUNITY BANCORP, INC.

AUDIT COMMITTEE CHARTER

The primary function of the Audit Committee (Committee) is to assist the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing, internal controls, compliance with laws and regulations, and financial reporting practices of First National Community Bancorp, Inc. (Corporation) and its subsidiary First National Community Bank (Bank). In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure the directors and shareholders that the corporate accounting and reporting practices of the Corporation and the Bank are in accordance with all accounting requirements.

The Committee encourages continuous improvement of, and fosters adherence to the corporation’s policies, procedures, and practices at all levels.

The Audit Committee’s primary duties and responsibilities are to:

•	Review the financial reports and other financial information provided by the Corporation to any governmental body or the public.
•	Review the Corporation’s system of internal controls regarding finance, accounting, and legal compliance.
•	Review the Corporation’s auditing, accounting, and financial reporting process.
•	Select, evaluate, and where appropriate, terminate the independent auditor and approve the fees to be paid to the independent auditor.
•	Review and appraise the audit efforts of the Corporation’s independent auditor and internal audit.
•	Provide an open avenue of communication between the independent auditor, senior management, internal audit, and the Board of Directors.

The Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his/her independent judgment as a member of the Committee. The Board, at the annual reorganization meeting, shall elect the members of the Audit Committee. One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

The Committee, at its discretion, and without prior permission of the Board of Directors and Management shall be able to retain counsel or other advisors.

To fulfill its responsibilities and duties, the Audit Committee shall:

•	Review and update this charter annually.
•	Determine annually whether audit committee members are independent of management of the institution and financially literate.
•

Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any report, opinion, or review rendered by the independent auditor prior to issuance.

•	Ensure that financial management and the independent auditor review the 10-Q prior to its filing or release of earnings.
•	Annually, review with the independent auditor all significant relationships to determine the auditor’s independence.
•

Review with management and the independent auditor the scope of audit services, significant accounting policies, adequacy of internal controls, compliance with laws and regulations, and audit conclusions.

•	Oversee the Internal Audit Division. Review the proposed audit plans for the coming year.
•	Review the audit reports prepared by the Internal Audit Division and management’s responses to these reports.
•	Maintain minutes or other records of meetings and activities of the Audit Committee.